Filed Pursuant to Rule 424(b)(5)
Registration No. 333-249917
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	6,845,238(1)	$42.00	$287,499,996.00	$31,366.25(2)

(1)
Includes 892,857 shares that the underwriters have the option to purchase, exercisable for 30 days from the date of this prospectus supplement.

(2)
Calculated in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 6, 2020)
5,952,381 Shares
Common Stock
We are offering 5,952,381 of shares of our common stock in this offering.
Our common stock is traded on the Nasdaq Capital Market under the symbol “CLDX”. The last reported sale price of our common stock on July 13, 2021 was $44.60 per share.
Investing in these securities involves a high degree of risk. Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-9 of this prospectus supplement and in the risks discussed under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
	PER SHARE	TOTAL
Public offering price	$42.00	$250,000,002
Underwriting discounts and commissions (1)	$2.52	$15,000,000
Proceeds to us, before expenses	$39.48	$235,000,002

(1)
See the section entitled “Underwriting” beginning on page S-14 for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional 892,857 shares of our common stock from us at the price to the public less the underwriting discount.
The underwriters expect to deliver the shares of common stock against payment on or about July 16, 2021.
Joint Book-Running Managers
Jefferies	SVB Leerink	Guggenheim Securities	Cantor
Co-Lead Managers
LifeSci Capital	H.C. Wainwright & Co.
The date of this prospectus supplement is July 13, 2021.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference that was filed with the U.S. Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor the underwriters have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in connection with this offering. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in connection with this offering. Neither the delivery of this prospectus supplement nor the accompanying prospectus, including any free writing prospectus that we have authorized for use in connection with this offering, nor the sale of our common stock means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in connection with this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Celldex” refer to Celldex Therapeutics, Inc. and its consolidated subsidiary.
“Celldex Therapeutics” and our design logo used in this prospectus supplement and the accompanying prospectus are our trademarks. This prospectus supplement and the accompanying prospectus may also include other trademarks, tradenames and service marks that are the property of their respective holders. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement and the accompanying prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable holder will not assert its rights, to these trademarks and tradenames.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate,” “predict,” “intend,” “potential” or “continue” or the negative of these terms or other words of similar import, although some forward-looking statements are expressed differently. All statements other than statements of historical fact included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note that statements regarding potential drug candidates, their potential therapeutic effect, the possibility of obtaining regulatory approval, our expected timing for completing clinical trials and clinical trial milestones for our drug candidates, our ability or the ability of our collaborators to manufacture and sell any products, market acceptance or our ability to earn a profit from sales or licenses of any drug candidate or to discover new drugs in the future are all forward-looking in nature.
There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:
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our dependence on product candidates, which are still in an early development stage;

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our ability to successfully complete research and further development, including preclinical and clinical studies, and, if we obtain regulatory approval, commercialization of our drug candidates and the growth of the markets for those drug candidates;

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our anticipated timing for preclinical development, regulatory submissions, commencement and completion of clinical trials and product approvals;

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the impact of the COVID-19 pandemic on our business or on the economy generally;

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whether the COVID-19 pandemic will affect the timing of the completion of our planned and/or currently ongoing preclinical/clinical trials;

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our ability to negotiate strategic partnerships, where appropriate, for our drug candidates;

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our ability to manage multiple clinical trials for a variety of drug candidates at different stages of development;

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the cost, timing, scope and results of ongoing preclinical and clinical testing;

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our expectations of the attributes of our product and development candidates, including pharmaceutical properties, efficacy, safety and dosing regimens;

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the cost, timing and uncertainty of obtaining regulatory approvals for our drug candidates;

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the availability, cost, delivery and quality of clinical management services provided by our clinical research organization partners;

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the availability, cost, delivery and quality of clinical and commercial-grade materials produced by our own manufacturing facility or supplied by contract manufacturers, suppliers and partners;

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our ability to develop and commercialize products before competitors that are superior to the alternatives developed by such competitors;

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our ability to develop technological capabilities, including identification of novel and clinically important targets, exploiting our existing technology platforms to develop new drug candidates and expand our focus to broader markets for our existing targeted therapeutics;

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the cost of paying development, regulatory approval and sales-based milestones under the merger agreement by which we acquired Kolltan Pharmaceuticals, Inc. (“Kolltan”), and the cost, timing, and outcome of our declaratory judgment action against the Kolltan stockholder representative with respect to certain of those milestones;

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our ability to realize the anticipated benefits from the acquisition of Kolltan;

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our ability to raise sufficient capital to fund our preclinical and clinical studies and to meet our long-term liquidity needs, on terms acceptable to us, or at all. If we are unable to raise the funds necessary to meet our long-term liquidity needs, we may have to delay or discontinue the development of one or more programs, discontinue or delay ongoing or anticipated clinical trials, license out programs earlier than expected, raise funds at significant discount or on other unfavorable terms, if at all, or sell all or part of our business;

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our ability to protect our intellectual property rights and our ability to avoid intellectual property litigation, which can be costly and divert management time and attention; and

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our ability to develop and commercialize products without infringing the intellectual property rights of third parties.

You should also consider carefully the statements set forth in the section entitled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as updated by any other document that we subsequently file with the SEC and that is incorporated by reference into this prospectus supplement, which address various factors that could cause results or events to differ from those described in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We undertake no obligation to make any revisions to the forward-looking statements contained in this prospectus supplement or to update them to reflect events or circumstances occurring after the date hereof except as required by applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement carefully, including the “Risk Factors” section contained in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference.
Our Company
We are a biopharmaceutical company dedicated to developing therapeutic monoclonal and bispecific antibodies that address diseases for which available treatments are inadequate. Our drug candidates include antibody- based therapeutics which have the ability to engage the human immune system and/or directly affect critical pathways to improve the lives of patients with inflammatory diseases and many forms of cancer.
We are focusing our efforts and resources on the continued research and development of:
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CDX-0159, a monoclonal antibody that specifically binds the KIT receptor and potently inhibits its activity, which completed a Phase 1a study in healthy subjects in summer 2020. We are studying CDX- 0159 in mast cell driven diseases, including, initially, in urticarias and plan to initiate a study in prurigo nodularis in the fourth quarter of 2021. In October and December 2020 respectively, we announced that enrollment had opened and the first patients had been dosed in Phase 1b studies in chronic spontaneous urticaria and chronic inducible urticaria. Positive interim data from the Phase 1b study in chronic inducible urticaria were reported initially in late Q1 2021 and updated in July 2021 in patients with cold urticaria and symptomatic dermographism;

▪
CDX-1140, an agonist monoclonal antibody targeted to CD40, a key activator of immune response, currently being studied in a Phase 1 study. Dose escalation was completed in a Phase 1 study in solid tumors and lymphoma and the recommended dose for further study was determined to be 1.5 mg/kg. We have initiated multiple expansion cohorts within the study, including a combination cohort with KEYTRUDA® (pembrolizumab) in patients refractory to PD1/PDL1 treatment and a combination cohort with standard of care chemotherapy in patients with untreated metastatic pancreatic cancer. We are exploring additional combination cohorts with mechanisms that we believe could be complementary or synergistic with CDX-1140; and

▪
CDX-527, a bispecific antibody that uses our proprietary highly active anti-PD-L1 and CD27 human antibodies to couple CD27 co-stimulation with blockade of the PD-L1/PD-1 pathway, for which we initiated a Phase 1 study in advanced solid tumors in August 2020.

We routinely work with external parties to collaboratively advance our drug candidates. In addition to Celldex- led studies, we also have an Investigator Initiated Research (IIR) program with multiple studies ongoing with our drug candidates.
Our goal is to build a fully integrated, commercial-stage biopharmaceutical company that develops important therapies for patients with unmet medical needs. We believe our program assets provide us with the strategic options to either retain full economic rights to our innovative therapies or seek favorable economic terms through advantageous commercial partnerships. This approach allows us to maximize the overall value of our technology and product portfolio while best ensuring the expeditious development of each individual product. Currently, all programs are fully owned by Celldex.
Recent Developments
Interim data from our ongoing Phase 1b study in inducible urticaria were released as a late-breaking electronic Poster Discussion Session (ePDS) at the European Academy of Allergy and Clinical Immunology (EAACI) Annual Congress 2021 on July 9, 2021. The Phase 1b open label clinical trial is designed to evaluate the safety of a single dose of CDX-0159 in patients with cold urticaria or symptomatic dermographism who are refractory to antihistamines. The data update at EAACI included the cold urticaria and symptomatic dermographism cohorts, the two most common forms of chronic inducible urticaria. The study was recently amended to also add a cohort of patients with cholinergic urticaria. In the study, patients’ symptoms are induced via provocation testing that resembles real life triggering situations. CDX-0159 is administered intravenously (3.0 mg/kg) as add on treatment to H1-antihistamines and patients are followed for 12 weeks after dosing. Secondary and exploratory objectives include pharmacokinetic and pharmacodynamic assessments, including changes from baseline provocation thresholds, measurement of tryptase and stem cell factor levels, clinical activity outcomes (impact on urticaria symptoms, disease control, clinical response), quality of life assessments and measurement of tissue mast cells through skin biopsies.
As of the data cut-off on June 11, 2021, 20 patients had received a single intravenous infusion of CDX-0159 at 3 mg/kg, including 11 patients with cold urticaria and 9 patients with symptomatic dermographism. Patients had high disease activity as assessed by provocation threshold testing. In patients with cold urticaria and symptomatic dermographism baseline critical temperature thresholds were 18.9°C/66°F (range: 5-27°C/41-80.6°F) and FricTest® thresholds were 3.8 (range: 3-4) of 4. Safety results were reported for all 20 patients; activity results were reported for the 19 patients who received a full dose of CDX-0159. 14 of 19 patients completed the 12-week study observation period and five were ongoing (range of 2-8 weeks) as of June 11, 2021.
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All 19/19 (100%) patients experienced a clinical response as assessed by provocation threshold testing; 18/19 (95%) experienced a complete response and 1/19 (5%) experienced a partial response.

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10/10 (100%) patients with cold urticaria experienced a complete response.

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8/9 (89%) patients with symptomatic dermographism experienced a complete response and 1/9 (11%) experienced a partial response.

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Complete responses were observed in all 3 patients (1 cold urticaria; 2 symptomatic dermographism) with prior Xolair® (omalizumab) experience, including two who were Xolair refractory.

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Rapid onset of responses after dosing and sustained durability were observed.

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Most patients with cold urticaria and symptomatic dermographism experienced a complete response by week 1 and by week 4, respectively.

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The median duration of response for patients was 77+ days for cold urticaria and 57+ days for symptomatic dermographism.

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Improvements in disease activity as reported by physician’s and patient’s global assessment of disease severity were consistent with the complete responses as measured by provocation testing.

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A single 3 mg/kg dose of CDX-0159 resulted in rapid, marked and durable suppression of serum tryptase and depletion of skin mast cells (87% depletion) as measured through biopsy.

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The kinetics of serum tryptase and skin mast cell depletion mirrored clinical activity.

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This confirmed that serum tryptase level is a robust pharmacodynamic biomarker for assessing mast cell burden and clinical activity in inducible urticaria and potentially in other diseases with mast cell driven involvement.

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CDX-0159 was generally well tolerated. The most common adverse events were hair color changes, mild infusion reactions, and transient changes in taste perception.

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Hair color changes (generally small areas of hair color lightening) and taste disorders (generally partial changes of ability to taste salt) are consistent with inhibiting KIT signaling in other cell types and are expected to be fully reversible.

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As previously reported, a single severe infusion reaction of brief loss of consciousness was observed in a patient with a history of fainting. The patient rapidly recovered. Importantly, no evidence of mast cell activation as measured by serum tryptase monitoring was observed.

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There was no evidence of clinically significant decreases in hematology parameters — an important finding for a KIT inhibitor.

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One patient with symptomatic dermographism enrolled in the study also had a diagnosis of prurigo nodularis. After a single dose of CDX-0159, this patient experienced both a complete response of symptomatic dermographism and notable improvement of the prurigo nodularis.

The subcutaneous formulation of CDX-0159 is planned to enter the clinic in the third quarter of 2021. We plan to initiate a study in prurigo nodularis in the fourth quarter of 2021 and remain on track to initiate the Phase 2 studies in both spontaneous and inducible urticaria in the first half of 2022. Initial results from the cholinergic cohort are planned for presentation at a scientific congress in the first quarter of 2022. Treatment results from the Phase 1b study in chronic spontaneous urticaria are planned for presentation at a scientific congress in early summer of 2022. We plan to expand development into a fourth indication by year end 2022.
Corporate Information
We are a Delaware corporation organized in 1983. Our principal executive offices are located at Perryville III Building, 53 Frontage Road, Suite 220, Hampton, New Jersey 08827 and our telephone number is (908) 200-7500. Our corporate website is www.celldex.com. The information on our website is not incorporated by reference into this prospectus supplement.

THE OFFERING
Issuer
Celldex Therapeutics, Inc.
Common stock offered by us pursuant to this prospectus supplement
5,952,381 shares.
Common stock to be outstanding after the offering
45,567,019 shares (or 46,459,876 shares if the underwriters exercise their option to purchase additional shares in full).
Option to purchase additional shares
We have granted the underwriters an option for a period of 30 days to purchase from us up to an additional 892,857 shares of our common stock.
Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $234.8 million, or approximately $270.0 million if the underwriters exercise their option to purchase additional shares in full, in each case after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds of this offering to continue clinical and preclinical development of our product candidates and for general corporate purposes. See the section titled “Use of Proceeds” on page S-12 of this prospectus supplement.
Risk Factors
See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
The Nasdaq Capital Market symbol
“CLDX”
The number of shares of common stock to be outstanding after this offering is based on 39,614,638 shares of common stock outstanding as of March 31, 2021, which does not include the following, all as of March 31, 2021:
▪
3,046,324 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $28.90 per share;

▪
1,094,357 shares reserved for future issuance under our equity compensation plans; and

▪
any shares of our common stock we may elect to issue pursuant to future milestone payments under the Kolltan merger agreement.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of common stock from us, no exercise of outstanding options to purchase common stock and no issuance of shares available for future issuance under our equity compensation plans; and reflects all currency in U.S. dollars.

RISK FACTORS
Investment in our common stock involves risks. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and those contained in the sections entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which are incorporated herein by reference in their entirety, together with other information in the accompanying prospectus, and the information and documents incorporated by reference herein and therein. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
Risks Associated with this Offering
We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.
We intend to use the net proceeds of this offering to continue clinical and preclinical development of our product candidates, including current and future development of CDX-0159, growing our bispecific antibody platform and clinical candidates, funding ongoing efforts to develop additional clinical pipeline products and for general corporate purposes. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates.
If you purchase shares of common stock sold in this offering, you will experience immediate and substantial dilution in the book value per share of the common stock you purchase.
The price of our common stock to be sold in this offering is substantially higher than the net tangible book value per share of our common stock. If you purchase common stock in this offering, you will experience immediate dilution of $33.26 per share, representing the difference between as adjusted net tangible book value per share after giving effect to the sale by us of shares in this offering at the public offering price of $42.00 per share. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of options and restricted stock outstanding. If the holders of these securities exercise them or become vested in them, as applicable, you may incur further dilution.
You may experience future dilution as a result of future equity offerings, or if we elect to pay milestones, if any, due to former Kolltan stockholders in shares of our common stock.
To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
In addition, in connection with the agreement pursuant to which we acquired Kolltan in 2016 (the “Merger Agreement”), in the event that certain specified preclinical and clinical development milestones related to Kolltan’s development programs and/or Celldex’s development programs and certain commercial milestones related to Kolltan’s drug candidates (the “Kolltan Milestones”) are achieved, we will be required to pay to the former stockholders of Kolltan milestone payments, which milestone payments may be made, at our sole election, in cash, in shares of our common stock or a combination of both, subject to provisions of the Merger Agreement. The initial aggregate amount of potential payments in respect of Kolltan Milestones was up to $172.5 million. Certain Kolltan Milestones related to the METRIC clinical study, TAM partnership closing within two years of the acquisition, CDX-3379 and CDX-0158 have been abandoned. We previously sent abandonment notices to the representative of Kolltan’s former stockholders, Shareholder Representative Services LLC (“SRS”), with respect to each of the abandoned Kolltan Milestones, and the representative subsequently objected to the abandonment notices for CDX-3379 and CDX-0158. We disagree with their objection and believe their objection to be without merit.
We have filed a Verified Complaint in the Court of Chancery of the State of Delaware against SRS seeking declaratory relief with respect to the rights and obligations of the parties relating to certain contingent milestone payments under the Merger Agreement. In SRS’ responsive Answer and Verified Counterclaim, SRS made claims of breach of contract with respect to the Merger Agreement, breach of implied covenant of good faith and fair dealing, declaratory relief, and unjust enrichment regarding abandonment of the CDX-0158 milestones. At this time, we are unable to reasonably assess the ultimate outcome of our litigation with the representative of Kolltan’s former stockholders over its objection to our abandonment of certain Kolltan Milestones or determine an estimate of potential losses, if any. Further, there are disagreements between that representative and us with respect to our abandonment notice related to the discontinued CDX-3379 program. The case remains ongoing and we are currently unable to predict or estimate the outcome of this matter. The case is currently scheduled for trial on June 20-24, 2022. The parties entered into non-binding mediation in May 2021 following SRS’s approach to Celldex about its interest in settlement or mediation discussions, but those discussions did not result in a resolution of the dispute. As of March 31, 2021, we believe we may be required to make milestone payments in an amount of up to $107.5 million. If we elect to issue shares of our common stock to make these milestone payments, you will experience further dilution.
Our share price has been and could remain volatile.
The market price of our common stock has historically experienced and may continue to experience significant volatility. From January 2018 through July 13, 2021, the market price of our common stock has fluctuated from a high of $46.20 per share in the first quarter of 2018, to a low of $1.50 per share in the first quarter of 2020. In February 2019, we effected a one-for-fifteen reverse stock split of our common stock. Our progress in developing and commercializing our products, the impact of government regulations on our products and industry, the potential sale of a large volume of our common stock by stockholders, our quarterly operating results, changes in general conditions in the economy or the financial markets and other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially with significant market losses. If our stockholders sell a substantial number of shares of common stock, especially if those sales are made during a short period of time, those sales could adversely affect the market price of our common stock and could impair our ability to raise capital. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, we could be subject to a securities class action litigation as a result of volatility in the price of our stock, which could result in substantial costs and diversion of management’s attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.
Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may issue and sell additional shares of our common stock in the public markets including, without limitation, through our “at-the-market” offering program, underwritten public offerings, privately negotiated transactions, block trades, or any combination of the above. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.
We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

USE OF PROCEEDS
The net proceeds to us from the sale of shares of our common stock will be approximately $234.8 million, or approximately $270 million if the option to purchase additional shares is exercised in full by the underwriters, in each case, after deducting underwriting discounts and offering expenses payable by us.
We intend to use the net proceeds of this offering to continue clinical and preclinical development of our product candidates, including current and future development of CDX-0159, growing our bispecific antibody platform and clinical candidates, funding ongoing efforts to develop additional clinical pipeline products and for general corporate purposes.
The timing and amounts of our actual expenditures will depend on several factors, including the progress of our research and development programs, the results of other pre-clinical and clinical studies and the timing and costs of regulatory approvals. Pending the uses described above, we will invest the net proceeds in short-term and long-term, investment grade, interest-bearing securities.

DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of March 31, 2021 was approximately $163.5 million, or $4.13 per share. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2021.
After giving effect to the sale of 5,952,381 shares of our common stock in this offering at an offering price of $42.00 per share, and after deducting estimated offering commissions, our net tangible book value as of March 31, 2021 would have been approximately $398.3 million, or approximately $8.74 per share of common stock. This represents an immediate increase in net tangible book value of $4.61 per share to our existing stockholders and an immediate dilution in net tangible book value of $33.26 per share to new investors in this offering.
The following table illustrates this calculation on a per share basis:
Public offering price per share		$42.00
Net tangible book value per share as of March 31, 2021	$4.13
Increase in net tangible book value per share attributable to the offering	$4.61
As adjusted net tangible book value per share after giving effect to the offering		$8.74
Dilution in net tangible book value per share to new investors		$33.26

If the underwriters exercise in full their option to purchase additional shares of common stock in this offering at the public offering price of $42.00 per share, our net tangible book value after the offering would be approximately $433.5 million, or approximately $9.33 per share, the increase in the net tangible book value to existing stockholders would be $5.20 per share, and the dilution to new investors purchasing securities in this offering would be $32.67 per share.
The number of shares of our common stock to be outstanding immediately after this offering is based on 39,614,638 shares of our common stock outstanding as of March 31, 2021, and excludes the following, in each case as of such date:
▪
3,046,324 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $28.90 per share;

▪
1,094,357 shares reserved for future issuance under our equity compensation plans; and

▪
any shares of our common stock we may elect to issue pursuant to future milestone payments under the Kolltan merger agreement.

To the extent that any options are exercised, new options are issued under our equity incentive plan or we otherwise issue additional shares of common stock in the future at a price less than the public offering price, there will be further dilution to new investors.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated July 13, 2021, between us and Jefferies LLC and SVB Leerink LLC, as the representatives of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:
UNDERWRITERS	NUMBER OF SHARES
Jefferies LLC	1,875,001
SVB Leerink LLC	1,875,000
Guggenheim Securities, LLC	892,857
Cantor Fitzgerald & Co.	595,238
LifeSci Capital LLC	535,714
H.C. Wainwright & Co., LLC	178,571
Total	5,952,381

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
The underwriters have advised us that they propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $1.512 per share of common stock. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	PER SHARE		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$42.00	$42.00	$250,000,002	$287,499,996
Underwriting discounts and commissions	$2.52	$2.52	$15,000,000	$17,250,000
Proceeds, before expenses, to us	$39.48	$39.48	$235,000,002	$270,249,996
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $210,000. We have also agreed to reimburse the underwriters for up to $15,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, the reimbursed fee is deemed underwriting compensation for this offering.
Listing
Our common stock is listed on the Nasdaq Capital Market under the trading symbol “CLDX.”
Stamp Taxes
If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.
Option to Purchase Additional Shares
We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 892,857 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more shares than the total number set forth on the cover page of this prospectus supplement.
No Sales of Similar Securities
We and our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly, for a period of 90 days from the date of the underwriting agreement, without the prior written consent of Jefferies LLC and SVB Leerink LLC:
▪
sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a “put equivalent position” (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act), pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, any common stock or any securities convertible into or exchangeable or exercisable for common stock currently or thereafter owned either of record or beneficially,

▪
enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock or any securities convertible into or exchangeable or exercisable for common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise, or

▪
publicly announce an intention to do any of the foregoing.

In addition, we and each such person have agreed that, without the prior written consent of Jefferies LLC and SVB Leerink LLC, we or such other person will not, during such 90-day period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

Jefferies LLC and SVB Leerink LLC may, in their sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.
Stabilization
The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.
“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Disclaimers About Non-U.S. Jurisdictions
Canada
Resale Restrictions
The distribution of the securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.
Representations of Canadian Purchasers
By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
▪
the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,

▪
the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

▪
where required by law, the purchaser is purchasing as principal and not as agent, and

▪
the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest
Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
Canadian purchasers of the securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.
Australia
This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia (the “Corporations Act”), has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:
You confirm and warrant that you are either:
▪
a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

▪
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

▪
a person associated with the Company under Section 708(12) of the Corporations Act; or

▪
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.
You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:
▪
to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

▪
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

▪
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. For the purposes of this provision, the expression “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
MiFID II Product Governance
Any distributor subject to MiFID II that is offering, selling or recommending the shares is responsible for undertaking its own target market assessment in respect of the shares and determining its own distribution channels for the purposes of the MiFID product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither we nor the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.
United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
▪
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

▪
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

▪
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Hong Kong
No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”), and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”), or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (“FIEL”), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
▪
a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

▪
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

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to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

▪
where no consideration is or will be given for the transfer;

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where the transfer is by operation of law;

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as specified in Section 276(7) of the SFA; or

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as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”), or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff.

of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

LEGAL MATTERS
The validity of the common stock offered hereby will be passed upon by Lowenstein Sandler LLP, New York, New York. Covington & Burling LLP, New York, New York is counsel to the underwriters in connection with this offering.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act of which this prospectus supplement and the accompanying prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement. This prospectus supplement and the accompanying prospectus are a part of the registration statement but do not contain descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Celldex Therapeutics, Inc., that file electronically with the SEC. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is http://www.celldextherapeutics.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 29, 2021;

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Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 6, 2021;

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Our Current Reports on Form 8-K filed with the SEC on January 4, 2021, June 17, 2021, July 1, 2021 and July 12, 2021;

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Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2021 (other than the portions thereof which are furnished and not filed); and

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The description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 26, 2020, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.
Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.
We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents. Requests should be addressed to:
Corporate Secretary
Celldex Therapeutics, Inc.
Perryville III Building, 53 Frontage Road, Suite 220,
Hampton, New Jersey 08827
(908) 200-7500
Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS
Common Stock
Preferred Stock
Warrants
Depositary Shares
Units

Celldex Therapeutics, Inc. may offer, issue and sell from time to time, together or separately, in one or more offerings, any combination of:
•
our common stock,

•
our preferred stock, which we may issue in one or more series,

•
warrants,

•
depositary shares, and

•
units.

This prospectus provides a general description of the securities we may offer. Each time we or any selling securityholders sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision. Our common stock is traded on the Nasdaq Capital Market under the symbol “CLDX.” On November 5, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $17.82 per share. You are urged to obtain current market quotations of the common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We or any selling securityholders may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Investing in our securities involves risks. Before making an investment decisions, you should carefully review the information contained in this prospectus under the heading “Risk Factors” beginning on page 9 of this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 6, 2020

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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read and are available to the public over the Internet at the SEC’s website at http://www.sec.gov as described under the heading “Where You Can Find More Information.”
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement (which term includes, as applicable, the at the market sale agreement prospectus filed with the registration statement of which this prospectus forms a part) containing specific information about the terms of a particular offering by us. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.
Unless this prospectus indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us,” “Celldex” or the “Company” as used in this prospectus refer to Celldex Therapeutics, Inc. and its subsidiaries, except that such terms refer to only Celldex Therapeutics, Inc. and not its subsidiaries in the sections entitled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Depositary Shares,” and “Description of Units.”

PROSPECTUS SUMMARY
We are a biopharmaceutical company dedicated to developing therapeutic monoclonal and bispecific antibodies that address diseases for which available treatments are inadequate. Our drug candidates include antibody-based therapeutics which have the ability to engage the human immune system and/or directly affect critical pathways to improve the lives of patients with inflammatory diseases and many forms of cancer.
We are focusing our efforts and resources on the continued research and development of:
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CDX-0159, a monoclonal antibody that specifically binds the KIT receptor and potently inhibits its activity, which recently completed a Phase 1a study in healthy subjects. We are studying CDX-0159 in mast cell driven diseases, including, initially, in urticarias. In October 2020, we announced that enrollment had opened and the first patient had been dosed in a Phase 1b study in chronic spontaneous urticaria (CSU). In addition, patients are currently being screened for enrollment to a second Phase 1b study in chronic inducible urticaria (CIndU);

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CDX-1140, an agonist monoclonal antibody targeted to CD40, a key activator of immune response, currently being studied as a single-agent and in combination with CDX-301, a dendritic cell growth factor. Dose escalation was completed in a Phase 1 study in solid tumors and lymphoma and the recommended dose for further study was determined to be 1.5 mg/kg for both CDX-1140 monotherapy and in combination with CDX-301. We have initiated multiple expansion cohorts within the study, including a combination cohort with KEYTRUDA® (pembrolizumab) in patients refractory to PD1/PDL1 treatment and a combination cohort with standard of care chemotherapy in patients with untreated metastatic pancreatic cancer. We are exploring additional combination cohorts with mechanisms that we believe could be complementary or synergistic with CDX-1140; and

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CDX-527, a bispecific antibody that uses our proprietary highly active anti-PD-L1 and CD27 human antibodies to couple CD27 co-stimulation with blockade of the PD-L1/PD-1 pathway, for which we initiated a Phase 1 study in advanced solid tumors in August 2020.

We routinely work with external parties to collaboratively advance our drug candidates. In addition to Celldex-led studies, we also have an Investigator Initiated Research (IIR) program with multiple studies ongoing with our drug candidates.
Our goal is to build a fully integrated, commercial-stage biopharmaceutical company that develops important therapies for patients with unmet medical needs. We believe our program assets provide us with the strategic options to either retain full economic rights to our innovative therapies or seek favorable economic terms through advantageous commercial partnerships. This approach allows us to maximize the overall value of our technology and product portfolio while best ensuring the expeditious development of each individual product. Currently, all programs are fully owned by Celldex.
Corporate Information
We are a Delaware corporation organized in 1983. Our principal executive offices are located at Perryville III Building, 53 Frontage Road, Suite 220, Hampton, New Jersey 08827 and our telephone number is (908) 200-7500. Our corporate website is www.celldex.com. The information on or that can be accessed through our website is not incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus or discussed in documents incorporated by reference in this prospectus.
Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time, and are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Our actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons including the factors described in the section entitled “Risk Factors” in this prospectus and in any risk factors described in a supplement to this prospectus or in other filings.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. We undertake no obligation to revise or update the forward-looking statements contained in this prospectus at any time. All forward-looking statements are qualified in their entirety by this cautionary statement.

RISK FACTORS
Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

USE OF PROCEEDS
Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include acquisitions, capital expenditures, investments, payment of milestone payments, and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time, to fund our operations until we receive FDA approval of our products and are able to commercialize our products and to make substantial investments to establish sales, marketing, quality control, and regulatory compliance capabilities in anticipation of FDA approval of our products. Pending the application of the net proceeds, we expect to invest the net proceeds in short-term, interest-bearing instruments with a maturity of three months or less at the date of purchase and consist primarily of investments in money market mutual funds with commercial banks and financial institutions or other investment-grade securities. Such investments may include depositing such net proceeds into, and maintaining cash balances with, financial institutions in excess of insured limits.

SELLING SECURITYHOLDERS
Information about selling securityholders, if any, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

DESCRIPTIONS OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the common stock, preferred stock, warrants, depositary shares and units that we may offer and sell from time to time. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our third restated certificate of incorporation, as amended, our amended and restated by-laws and by applicable Delaware law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.
We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK
As of November 5, 2020 we are authorized to issue up to 297,000,000 shares of common stock, $0.001 par value per share. As of November 5, 2020, approximately 39,567,264 shares of common stock were outstanding. All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is listed on the Nasdaq Capital Market under the symbol “CLDX”.
Dividends
The Board of Directors may, out of funds legally available, at any regular or special meeting, declare dividends to the holders of shares of our common stock as and when they deem expedient, subject to the rights of holders of the preferred stock, if any.
Voting
Each share of common stock entitles the holders to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. No holders of shares of common stock shall have the right to vote such shares cumulatively in any election for the board of directors.
Rights Upon Liquidation
In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share ratably in our assets available for distribution after payment in full of all debts and after the holders of preferred stock, if any, have received their liquidation preferences in full.
Miscellaneous
No holders of shares of our common stock shall have any preemptive rights to subscribe for, purchase or receive any shares of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by Celldex.
Anti-Takeover Provisions
Certain provisions in our third restated certificate of incorporation, as amended, and applicable Delaware corporate law may have the effect of discouraging a change of control of Celldex, even if such a transaction is favored by some of our stockholders and could result in stockholders receiving a substantial premium over the current market price of our shares. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our corporation. These provisions may also tend to perpetuate present management and make it difficult for stockholders owning less than a majority of the shares to be able to elect even a single director.
Computershare Trust Company, N.A. is presently the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK
At November 5, 2020, the Company had authorized preferred stock comprised of 3,000,000 shares of Class C Preferred Stock of which 350,000 shares have been designated as Class C-1 Junior Participating Cumulative Preferred Stock, the terms of which are to be determined by our Board of Directors. As of November 5, 2020, there was no preferred stock outstanding.
Class C Preferred Stock
This section describes the general terms and provisions of our Class C Preferred Stock. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock.
Our board of directors has been authorized to provide for the issuance of the 2,650,000 unissued and undesignated shares of our Class C Preferred Stock. In general, our third restated certificate of incorporation, as amended, authorizes our board of directors to issue new shares of our common stock or preferred stock without further stockholder action, provided that there are sufficient authorized shares.
With respect to each series of our Class C Preferred Stock, our board of directors has the authority to fix the following terms:
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the designation of the series;

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the number of shares within the series;

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whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

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the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

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whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under “Description of Depositary Shares”;

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whether the shares are redeemable, the redemption price and the terms of redemption;

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the amount payable to you for each share you own if we dissolve or liquidate;

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whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

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any restrictions on issuance of shares in the same series or any other series;

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voting rights applicable to the series of preferred stock; and

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any other rights, priorities, preferences, restrictions or limitations of such series.

The rights with respect to any shares of our Class C Preferred Stock will be subordinate to the rights of our general creditors. Shares of our Class C Preferred Stock that we issue in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.
Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock.

Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.
Terms of the Preferred Stock That We May Offer and Sell to You
We summarize below some of the provisions that will apply to the preferred stock that we may offer to you unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below. Prior to the issuance of a new series of preferred stock, we will further amend our third restated certificate of incorporation, as amended, designating the stock of that series and the terms of that series. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our third restated certificate of incorporation, as amended, before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.
Our board of directors has the authority, without further action by the stockholders, to issue preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock.
The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.
The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:
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the designation, stated value and liquidation preference of such preferred stock;

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the number of shares within the series;

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the offering price;

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the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

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whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under “Description of Depositary Shares”;

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any redemption or sinking fund provisions;

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the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

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the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

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the voting rights, if any, of shares of such series;

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the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

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the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

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the conditions and restrictions, if any, on the creation of indebtedness by us or by any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

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any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable amendment to our third restated certificate of incorporation, as amended, for complete information regarding a series of preferred stock.
The preferred stock will, when issued against payment of the consideration payable therefor, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to that of our general creditors.

DESCRIPTION OF WARRANTS
We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
We may issue, together with other securities or separately, warrants to purchase common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:
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the title of the warrants;

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the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

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the price or prices at which the warrants will be issued;

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the aggregate number of warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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if applicable, the maximum or minimum number of warrants which may be exercised at any time;

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the identity of the warrant agent;

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any mandatory or optional redemption provision;

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whether the warrants are to be issued in registered or bearer form;

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whether the warrants are extendible and the period or periods of such extendibility;

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information with respect to book-entry procedures, if any; and

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any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Enforceability of Rights of Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).
Modification of the Warrant Agreement
The warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:
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to cure any ambiguity;

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to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

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to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEPOSITARY SHARES
We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
We may, at our option, elect to offer fractional or multiple shares of common stock or preferred stock, rather than single shares of common stock or preferred stock (to be set forth in the prospectus supplement relating to such depositary shares). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.
The shares of common stock or any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of common stock or preferred stock represented by such depositary share, to all the rights and preferences of the shares of common stock or preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of common stock or the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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the terms of the unit agreement governing the units;

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United States federal income tax considerations relevant to the units; and

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whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION
We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices;

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at varying prices determined at the time of sale; or

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at negotiated prices.

We may also sell equity securities covered by this prospectus in “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act. Such offerings may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.
A prospectus supplement or supplements will describe the terms of the offering of the securities, including:
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the name or names of the underwriters, dealers or agents participating in the offering, if any;

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the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or commissions or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock, which is listed on the Nasdaq Capital Market. We have no current plans for listing of the preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any agents and underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Celldex Therapeutics, Inc., that file electronically with the SEC. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is http://www.celldextherapeutics.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 26, 2020;

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Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May 6, 2020, August 6, 2020 and November 5, 2020, respectively;

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Our Current Reports on Form 8-K filed with the SEC on June 12, 2020, June 15, 2020, June 17, 2020, June 18, 2020 and August 18, 2020;

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Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2020 (other than the portions thereof which are furnished and not filed); and

•
The description of our common stock contained in our Registration Statement on Form 8-A, filed on November 8, 2004, as amended by Form 8-A/A filed on October 22, 2007 and March 7, 2008.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.
Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.
We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents. Requests should be addressed to:
Corporate Secretary
Celldex Therapeutics, Inc.
Perryville III Building, 53 Frontage Road, Suite 220,
Hampton, New Jersey 08827
(908) 200-7500

5,952,381 Shares
Celldex Therapeutics, Inc.
Common Stock
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
Jefferies	SVB Leerink	Guggenheim Securities	Cantor
Co-Lead Managers
LifeSci Capital	H.C. Wainwright & Co.
July 13, 2021